Exhibit 99.1

News Release	Investor Contact
Stacy Roughan
Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Lucy Neugart
Sard Verbinnen
415-618-8750

DineEquity, Inc. Announces Departure of IHOP President

GLENDALE, Calif., February 11, 2009 - DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced that Desmond Hague, president of IHOP Restaurants, will resign from the Company effective February 20, 2009 with the intent of pursuing a chief executive officer position at another company.

DineEquity has commenced a search for a new president of its IHOP subsidiary.  The Company has designated IHOP’s senior vice president of operations, Jim Peros, to serve as interim president until a successor to Mr. Hague is identified.  Julia Stewart, DineEquity’s chairman and chief executive officer, will continue to support the business by collaborating with IHOP’s proven leadership team and providing strategic oversight to key growth initiatives.

“We thank Des for his contributions to our Company and wish him the best in his future endeavors,” said Ms. Stewart.  “We move ahead with the leadership team responsible for IHOP’s success over the past several years in tact and focused on continuing the strong momentum we have built with the IHOP brand.  Despite macro economic conditions, IHOP today remains number one in its category and our team maintains a laser-like focus on building upon our success to create an insurmountable lead in family dining.”

Prior to the appointment of Mr. Hague as president of the IHOP business last summer, Ms. Stewart had served as president of IHOP, a position she had held since December 2001.

Interim president Jim Peros first joined IHOP as executive director of operations services in 2005 after serving as director of operations services for Taco Bell Corp. for five years.  He held this title at IHOP from February 2005 to July 2007, when he was named vice president of operations.  In January 2009, Mr. Peros was promoted to his current role.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With nearly 3,400 restaurants combined, DineEquity is the largest full-service restaurant company in the world.  For more information on DineEquity, visit the Company’s Web site located at

www.dineequity.com.

DineEquity, Inc.
450 North Brand Blvd., 7th Floor
Glendale, California 91203-4415
866.995.DINE

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition of Applebee’s; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies; or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.